UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2009

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a February 18, 2009 press release, Alliance Data Systems Corporation (the "Company") announced that on February 17, 2009 its board of directors approved a leadership succession plan, effective March 1, 2009, pursuant to which J. Michael Parks will remain chairman of the board of directors and Edward J. Heffernan will become president and chief executive officer of the Company. Mr. Parks will continue to serve as an executive officer of the Company and will stand for re-election as a Class III director in June 2009. The board of directors also appointed Michael D. Kubic as interim chief financial officer of the Company while the Company undertakes a search for a chief financial officer. The Company also announced that, effective March 1, 2009, John W. Scullion will no longer serve as president and chief operating officer of the Company.

Mr. Parks, age 58, joined the Company as chairman of the board of directors and chief executive officer in March 1997. From March 1997 until October 2006, Mr. Parks also served as president of the Company. Before joining the Company, Mr. Parks was president of First Data Resources, the credit card processing and billing division of First Data Corporation, from December 1993 to July 1994. Mr. Parks joined First Data Corporation in July 1976, where he gained increasing responsibility for sales, service, operations and profit and loss management during his 18 years of service. Mr. Parks holds a Bachelor’s degree from the University of Kansas. Mr. Parks has no family relationships with executive officers or directors of the Company.

Mr. Heffernan, age 46, joined the Company in 1998 and became an executive vice president and chief financial officer in May 2000. Before joining the Company, he served as vice president, mergers and acquisitions, for First Data Corporation from October 1994 to May 1998. Prior to that, he served as vice president, mergers and acquisitions for Citicorp from July 1990 to October 1994, and prior to that he served in corporate finance at Credit Suisse First Boston from June 1986 until July 1990. Mr. Heffernan was a director and chair of the audit committee of VALOR Communications Group, Inc. from 2005 until its merger into Windstream Corporation in 2006. Mr. Heffernan holds a Bachelor’s degree from Wesleyan University and an MBA from Columbia Business School. Mr. Heffernan has no family relationships with executive officers or directors of the Company.

Mr. Kubic, age 53, joined the Company as senior vice president, corporate controller and chief accounting officer in October 1999. Before joining the Company, he served as vice president of finance for Kevco, Inc. from March 1999 to October 1999. Prior to that he served as vice president and corporate controller for BancTec, Inc. from September 1993 to February 1998. Mr. Kubic holds a Bachelor’s degree from the University of Massachusetts and is a Certified Public Accountant in the State of Texas. Mr. Kubic has no family relationships with executive officers or directors of the Company.

A copy of the Company’s February 18, 2009 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of February 17, 2009, the Company’s Second Amended and Restated Bylaws are amended in connection with the leadership succession transition to separate the previously combined chairman and chief executive officer positions and, given that separation, to specify the duties of the Company's chairman, chief executive officer and president. The Company’s Third Amendment to the Second Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2 Third Amendment to the Second Amended and Restated Bylaws of Alliance Data Systems Corporation.

99.1 Press Release announcing changes to executive management.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

February 18, 2009	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Third Amendment to the Second Amended and Restated Bylaws of Alliance Data Systems Corporation.
99.1	Press Release announcing changes to executive management.